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                                   EXHIBIT 23
               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the incorporation by reference in the following registration statement of the Harris Corporation Union Retirement Plan of our report dated October 10, 1997, with respect to the financial statements of the Harris Corporation Union Retirement Plan included in this Annual Report (Form 11-K) for the year ended June 30, 1997.


         Form S-8 No. 33-50167       Harris Corporation Union Retirement Plan



                                     Bray, Beck & Koetter


Melbourne, Florida
December 18, 1997